UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On February 1, 2022, Clene Inc. (the “Company”) announced the hiring and appointment of Morgan Brown as its Chief Financial Officer, effective February 1, 2022. Mr. Brown will serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Brown, aged 53, has had executive finance roles in four publicly-traded life science companies, including three as Chief Financial Officer, and has been the Chief Financial Officer of a privately-held clinical research organization. Since 2013, he has been Executive Vice President and Chief Financial Officer of Lipocine, Inc. based in Salt Lake City. Previously, he served as Executive Vice President and Chief Financial Officer at Innovus Pharmaceuticals and World Heart Corporation. Mr. Brown has also served as Chief Financial Officer and Senior Vice President at Lifetree Clinical Research; and Vice President, Finance and Treasurer at NPS Pharmaceuticals. He began his career at KPMG LLP, where he rose to Senior Audit Manager before departing for a career in various healthcare executive positions. Mr. Brown is a CPA in the State of Utah and earned his MBA from the University of Utah and BS in Accounting from Utah State University. Mr. Brown has served on boards of numerous professional organizations.

In connection with Mr. Brown’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Brown, dated February 1, 2022 (the “Brown Employment Agreement”). Under the Brown Employment Agreement, Mr. Brown will receive an annual base salary of $375,000 and will be eligible for an annual bonus targeted at 40% of the base salary, based on achievement of certain milestones as determined by the Board of Directors (the “Board”) and the Compensation Committee of the Board. Mr. Brown will be eligible to participate in the Company’s benefit plans on the same terms made available to the Company’s senior management employees.

Under the Brown Employment Agreement, Mr. Brown’s employment is at will and may be terminated by the Company or Mr. Brown at any time and for any reason, or for no reason. In the event he is terminated by the Company for Cause or resigns without Good Reason (both as defined in the Brown Employment Agreement), Mr. Brown will be entitled to (i) base salary earned through the termination date; (ii) expense reimbursements owed; (iii) bonuses earned prior to the termination date; (iv) a cash lump sum for accrued and unused vacation benefits earned through the termination date; (v) payments to which he is entitled pursuant to any employee benefit or compensation plan or program; and (vi) payments to which he is entitled pursuant to any other written agreements between the Company, its affiliates, and Mr. Brown (the amounts in (i) through (vi) being the “Termination Amounts”).

In the event he is terminated without Cause or resigns for Good Reason, Mr. Brown will be entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Mr. Brown will also be entitled to (i) one times the base salary as of the termination date; (ii) a bonus equal to 100 percent of the actual bonus that would have been earned for a similar period as the base salary; (iii) acceleration of all outstanding and unvested stock options and restricted stock awards; and (iv) COBRA coverage reimbursed by the Company through certain periods (the amounts in (i) through (iv) being the “Additional Termination Amounts”).

In the event he is terminated without Cause or resigns for Good Reason within 30 days before or 12 months after a Change in Control (as defined in the Brown Employment Agreement), Mr. Brown will be entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he will receive two times the base salary and target bonus under the Additional Termination Amounts.

The foregoing description of the Brown Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Brown Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

There are no transactions involving Mr. Brown that are reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed as an executive officer of the Company, and there are no familial relationships between Mr. Brown and any director or executive officer of the Company.

A copy of the Company’s press release dated February 1, 2022, announcing the appointment of Mr. Brown to serve as Chief Financial Officer is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Resignation of Chief Financial Officer

On February 1, 2022, Dr. Tae Heum (Ted) Jeong resigned from his position as Chief Financial Officer of the Company, effective February 1, 2022. Dr. Jeong is departing the Company to pursue other opportunities and not due to any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments.

In connection with Dr. Jeong’s resignation, the Company entered into a retention and separation agreement with Dr. Jeong, dated February 1, 2022 (the “Separation Agreement”). Under the Separation Agreement, Dr. Jeong will serve as a consultant to the Company until December 31, 2022 (the “Consulting Period”), and will receive compensation of $20,000 and his bonus of $80,000 for services rendered in 2021. In addition, (i) any of the 130,000 stock options and 20,000 stock options granted to Dr. Jeong on February 1, 2021 and April 30, 2021, respectively, that are outstanding and unvested as of the end of the Consulting Period shall fully vest, and (ii) 62,500 stock options granted on November 4, 2021 shall both continue to vest during the Consulting Period.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

New and Amended Executive Employment Agreements for Certain Named Executive Officers

The Board approved a revised form of executive employment agreement (the “Revised Agreement”). Certain existing employment agreements with named executive officers of the Company were changed as follows:

(i) Robert Etherington, President and Chief Executive Officer, was party to an executive officer letter agreement with the Company, dated August 1, 2014, which was terminated on February 1, 2022. On the same date, Mr. Etherington entered into an executive employment agreement (the “Etherington Employment Agreement”) with the terms and conditions of the Revised Agreement. Under the Etherington Employment Agreement, Mr. Etherington will receive an annual base salary of $560,000 and will be eligible for an annual bonus targeted at 50% of the base salary. The benefit plans, termination, and other provisions of the Etherington Employment Agreement are comparable to the Brown Employment Agreement described above.

(ii) Robert Glanzman, M.D., FAAN, Chief Medical Officer, is party to an executive employment agreement with the Company, dated December 31, 2020, which was amended on February 1, 2022 (the “Amended Glanzman Agreement”) to reflect such changes in the Revised Agreement. Under the Amended Glanzman Agreement, Dr. Glanzman will receive an annual base salary of $410,000 and will be eligible for an annual bonus targeted at 40% of the base salary. The benefit plans, termination, and other provisions of the Amended Glanzman Agreement are comparable to the Brown Employment Agreement described above.

The foregoing descriptions of the Revised Agreement, Etherington Employment Agreement, and Amended Glanzman Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Revised Agreement, Etherington Employment Agreement, and Amended Glanzman Agreement, which are filed as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	Employment Agreement, dated February 1, 2022, by and between Clene Inc. and Morgan Brown.
10.2	Retention and Separation Agreement and General Release, dated February 1, 2022, by and between Clene Inc. and Dr. Tae Heum (Ted) Jeong.
10.3	Form of Executive Employment Agreement.
10.4*	Employment Agreement, dated February 1, 2022, by and between Clene Inc. and Robert Etherington.
10.5	Amendment to Employment Agreement, dated February 1, 2022, by and between Clene Inc. and Dr. Robert Glanzman.
99.1	Press Release, dated February 1, 2022, announcing Clene Inc.’s new Chief Financial Officer, Morgan Brown.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Certain information has been redacted from this Exhibit in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: February 2, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer